Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-198108, 333-04947, 333-62599, 333-122221, 333-125040, 333-138102, and 333-176589) and Form S-8 (Nos. 333-196092, 333-126228, 333-126230, 333-151066, and 333-176193) of FelCor Lodging Trust Incorporated of our report dated February 27, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which was included in the Form 10-K filed on February 27, 2015.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 30, 2015